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                                                                  EXHIBIT 10(54)

            CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND
                                  PREFERENCES
                                    OF THE
                     SERIES C CONVERTIBLE PREFERRED STOCK
                                      OF
                           VIRTUAL COMMUNITIES, INC.

     The undersigned, the Chief Executive Officer of Virtual Communities, Inc., a Delaware corporation (the "Company"), in accordance with the provisions of the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the following resolution creating a series of Series C Convertible Preferred Stock, was duly adopted on July 27, 2000:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there hereby is created out of the shares of Preferred Stock, par value $.01 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock,"), a series of Preferred Stock of the Company, to be named "Series C Convertible Preferred Stock," consisting of Five Thousand Seven Hundred Fifty (5,750) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

       1.   Designation and Rank.  The designation of such series of the
            --------------------
Preferred Stock shall be the Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"). The number of shares of Series C Preferred Stock shall be Five Thousand Seven Hundred Fifty (5,750) Shares. The Series C Preferred Stock shall rank (i) prior to the common stock, par value $.01 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by its terms does not rank senior to the Series C Preferred Stock ("Junior Stock"), (ii) on parity with any class and series of equity securities which by its terms shall rank on parity with the Series C Preferred Stock, and (iii) junior to any class or series of equity securities which by its terms shall rank senior to the Series C Preferred Stock. The Series C Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

       2.   Dividends.
            ---------

           (a)  Payment of Dividends.  The holders of record of shares of
                --------------------
Series C Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of seven percent (7%) of the stated Liquidation Preference Amount (as defined below) per share per annum (the "Dividend Payment"), and no more, payable in cash or in shares of Common Stock, at the option of the holders in an amount equal to the quotient of (i) the Dividend Payment divided by (ii) the Conversion Price (as defined in Section 5(d) below). In the case of shares of Series C Preferred

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Stock outstanding for less than a full year, dividends shall be pro rated based on the portion of each year during which such shares are outstanding. Such dividends on the Series C Preferred Stock shall be cumulative, shall accrue and be payable only at conversion of the Series C Preferred Stock into shares of Common Stock and shall accrue until the Mandatory Conversion Date (as defined in Section 5(c)(ii) without regard to Section 5(c)(ii)(x)(A)). Dividends on the Series C Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Common Stock or any other equity securities of the Company ranking junior to the Series C Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series C Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series C Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking on a parity with the Series C Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Common Stock or any other equity securities of the Company ranking junior to the Series C Preferred Stock as to the payment of dividends.

        (b) So long as any shares of Series C Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series C Preferred Stock.

        (c) In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series C Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series C Preferred Stock. In the event of (i) a mandatory redemption pursuant to Section 9 or (ii) a redemption upon the occurrence of a Major Transaction (as defined in Section 8(c)) or a Triggering Event (as defined in Section 8(d)) or at the election of the Company pursuant to Section 8, all accrued and unpaid dividends on the Series C Preferred Stock shall be payable on the day immediately preceding the date of such redemption. In the event of a voluntary conversion pursuant to
Section 5(a), all accrued and unpaid dividends on the Series C Preferred Stock being converted shall be payable on the day immediately preceding the Voluntary Conversion Date (as defined in Section 5(b)(i)) and in the event of a mandatory conversion pursuant to Section 5(c), all accrued and unpaid dividends on the Series C Preferred Stock being converted shall be payable on the day immediately preceding the Mandatory Conversion Date (as defined in Section 5(c)(iv)), as applicable.

        (d) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company (other than redemptions set forth in Section 8 below or repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements

                                      -2-
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providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

     3.    Voting Rights.
           -------------

           (a)   Class Voting Rights. The Series C Preferred Stock shall
                 -------------------
have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as any shares of the Series C Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series C Preferred Stock vote separately as class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including, but not limited, to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, ranking prior to or on parity with the Series C Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series C Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock; provided, however, that any creation and
                                       --------  -------
issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the Company's Junior Stock; (iv) amend the Certificate of Incorporation or By-Laws of the Company so as to affect adversely any right, preference, privilege or voting power of the Series C Preferred Stock; (v) effect any distribution with respect to Junior Stock; or (vi) reclassify the Company's outstanding securities.

           (b)   General Voting Rights.  Except with respect to
                 ---------------------
transactions upon which the Series C Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above and except as otherwise required by Delaware law, the Series C Preferred Stock shall have no voting rights. The Common Stock into which the Series C Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

     4.    Liquidation Preference.
           ----------------------

           (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company whether such assets are capital or surplus of any nature, an amount equal to $1,000 per share (the "Liquidation Preference Amount") of the Series C Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series C Preferred Stock and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series C

                                      -3-
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Preferred Stock, then all of said assets will be distributed among the holders of the Series C Preferred Stock and the other classes of stock on a parity with the Series C Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series C Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series C Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent, outside accountant acceptable to the holders of the Series C Preferred Stock) or a combination thereof; provided, however, that
                                                        --------  -------
no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series C Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series C Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

        (b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series C Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

        (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 45 days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

    5.  Conversion.  The holder of Series C Preferred Stock shall have the
        ----------
following conversion rights (the "Conversion Rights"):

        (a)  Right to Convert.  At any time on or after the earlier of (i) the
             ----------------
date of effectiveness of the Registration Statement (as such term is defined in the Registration Rights Agreement dated as of July 28, 2000 among the Company and the initial holders of the Series C Preferred Stock (the "Registration Rights Agreement")) and (ii) the 90 day anniversary of the Tranche I Closing Date (as such term is defined in the Series C Convertible Preferred Stock Purchase Agreement dated as of July 28, 2000 among the Company and the initial holders of the Series C Preferred Stock (the "Securities Purchase Agreement")), the holder of any such shares of Series C Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series C Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock (the "Conversion Rate") equal to the quotient of (x) the Liquidation

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Preference Amount of the shares of Series C Preferred Stock being converted divided by (y) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert.

        (b)   Mechanics of Voluntary Conversion. The Voluntary Conversion of
              ---------------------------------
Series C Preferred Stock shall be conducted in the following manner:

              (i)    Holder's Delivery Requirements.  To convert Series C
                     ------------------------------
Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., eastern time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company, and (B) surrender
          ---------
to a common carrier for overnight delivery to the Company as soon as practicable following such Voluntary Conversion Date but in no event later than three (3) business days after such date, the original certificates representing the shares of Series C Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

              (ii)   Company's Response.  Upon receipt by the Company of a
                     ------------------
facsimile copy of a Conversion Notice, the Company shall promptly send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) trading days following the date of receipt by the Company of both, issue and deliver to the holder via a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of shares of Series C Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series C Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock not converted.

              (iii)  Dispute Resolution.  In the case of a dispute as to the
                     ------------------
determination of the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion of the Series C Preferred Stock, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Conversion Price to an

                                      -5-
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independent, reputable investment bank acceptable to the applicable holder or
(B) the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to an independent, outside accountant acceptable to the applicable holder. The Company shall cause such investment bank or accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The reasonable expenses of such investment bank or accountant in making such determination shall be paid by the Company, in the event the holder's calculation or determination was correct, or by the holder, in the event the Company's calculation or determination was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation or determination was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

             (iv)  Record Holder.  The person or persons entitled to receive the
                   -------------
shares of Common Stock issuable upon a conversion of the Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date .

             (v)   Company's Failure to Timely Convert.  If within three (3)
                   -----------------------------------
business days of the Company's receipt of the Conversion Notice and the Preferred Stock Certificates to be converted (the "Share Delivery Period") the Company shall fail to issue a certificate to a holder for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series C Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Article VIII thereof), the Company shall pay additional damages to such holder on each business day after such fifth (5th) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the Closing Bid Price (as defined in Section 5(d) below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

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        (vi)   The Company shall pay any payments incurred under this Section
5(b) in immediately available funds upon demand. Nothing herein shall limit a holder's right to pursue injunctive relief and/or actual damages for the Company's failure to issue and deliver Common Stock to the holder, including, without limitation, the holder's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within three (3) business days of the date of receipt of the Conversion Notice, the holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice except that holder shall retain the right to receive both the late payment amounts set forth above plus the actual cost of any "buy-in." As used herein, "buy-in" shall mean the purchase by a holder of Series C Preferred Stock of shares of Common Stock in an open market transaction or otherwise in order to meet its delivery obligations in connection with the sale of Common Stock, which delivery obligation the holder intended to satisfy with the shares of Common Stock to be delivered within the Share Delivery Period.

        (c)   Mandatory Conversion.
              --------------------

              (i) Subject to the Exchange Cap (as defined in Section 7), each share of Series C Preferred Stock outstanding on the Mandatory Conversion Date (as defined hereinafter) shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series C Preferred Stock outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date.

              (ii) As used herein, a "Mandatory Conversion Date" shall be the date which is three (3) years after the applicable Closing Date; provided that
                                                                 --------
the Mandatory Conversion Date shall be extended for a period for any shares of Series C Preferred Stock (x) for as long as (A) the conversion of such shares of Preferred Stock would violate Section 7 hereof, (B) a Triggering Event (as defined in Section 8(d) hereof) shall have occurred and be continuing or (C) any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event, (y) for those number of days that the Registration Statement was not in effect during the period between the Effectiveness Date (as defined in the Registration Rights Agreement) and the Mandatory Conversion Date, and (z) for those number of days included in any Blackout Period (as defined in Section 3(n) of the Registration Rights Agreement). The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designation as the "Conversion Date."

              (iii) On the Mandatory Conversion Date, the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the
                                                  --------  -------
Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series C Preferred Stock unless certificates evidencing such shares of Series C Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series C Preferred Stock pursuant to this Section 5, the holders of the Series C Preferred Stock shall surrender the Preferred Stock Certificates representing the Series C Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 5(b)(ii)) to the holder within three (3) business days of the holder's delivery of the applicable Preferred Stock Certificates.


                (d)   Conversion Price.
                      ----------------

                      (i) The term "Fixed Conversion Price" shall mean 110% of the Closing Bid Price of the Common Stock (as reported by Bloomberg Financial Markets ("Bloomberg")) on the Nasdaq SmallCap Market for such security (or on such other United States stock exchange or public trading market ("Alternative Exchange") on which the shares of the Company trade if, at the time of conversion, they are not trading on the Nasdaq SmallCap Market) on the trading day immediately preceding the Tranche I Closing Date; provided, however that (i)
                                                      --------  -------
on the 366th day after the Tranche I Closing Date, the Fixed Conversion Price shall increase to 115% of the Closing Bid Price of the Common Stock on the trading day immediately preceding the Tranche I Closing Date and (ii) on the 732nd day after the Tranche I Closing Date the Fixed Conversion Price shall increase to 120% of the Closing Bid Price of the Common Stock on the trading day immediately preceding the Tranche I Closing Date.

                      (ii) The term "Floating Conversion Price" shall mean 90% of the lowest Closing Bid Price of the Common Stock on the Nasdaq SmallCap Market as reported by Bloomberg (or on such other Alternative Exchange on which the shares of the Company trade if, at the time of the conversion, they are not trading on Nasdaq SmallCap Market) during the twenty (20) consecutive trading days ending on the trading day immediately preceding the Voluntary Conversion Date or the Mandatory Conversion Date for such conversion, as applicable.

                      (iii) The term "Conversion Price" shall mean, with respect to any conversion of Series C Preferred Stock, the lesser of (a) the Fixed Conversion Price and (ii) the Floating Conversion Price.

                       (iv) The term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security quoted on the Nasdaq SmallCap Market, or, if no closing bid price is reported for such security on the Nasdaq SmallCap Market, the last closing trade price of such security as reported on the Nasdaq SmallCap Market, or, if no last closing trade price is reported for such security by Bloomberg or on an Alternative Market, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series C Preferred Stock. If the Company and the holders of Series C Preferred Stock are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 5(b)(iii). (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

            (e)  Adjustments of Conversion Price.
                 -------------------------------

                 (i)   Adjustments for Stock Splits and Combinations. If the
                       ---------------------------------------------
Company shall at any time or from time to time after the date of issuance of the Series C Preferred Stock (the "Issuance Date"), effect a stock split of the outstanding Common Stock, the applicable Fixed Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Fixed Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

                 (ii)  Adjustments for Certain Dividends and Distributions.
                       ---------------------------------------------------
If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Fixed Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Fixed Conversion Price then in effect by a fraction:

                           (1) the numerator of which shall be the total number
of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                           (2) the denominator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                 (iii)  Adjustment for Other Dividends and Distributions. If the
                        ------------------------------------------------
Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Fixed Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series C Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series C Preferred Stock.

         (iv) Adjustments for Reclassification, Exchange or Substitution. If the
              ----------------------------------------------------------
Common Stock issuable upon conversion of the Series C Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Fixed Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

         (v)  Adjustments for Reorganization, Merger, Consolidation or Sales of
              -----------------------------------------------------------------
Assets. If at any time or from time to time after the Issuance Date there shall
------
be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in
Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series C Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series C Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

        (vi)  Adjustments for Issuance of Additional Shares of Common Stock. If
              -------------------------------------------------------------
the Company, at any time after the Issuance Date, shall issue any additional shares of Common Stock (otherwise than as provided in the foregoing subsections
(i) through (v) of this Section 5(e)) (the "Additional Shares of Common Stock"), at a price per share less than the applicable Conversion Price then in effect or less than the Closing Bid Price then in effect (the "Per Share Market Value") or without consideration, then the applicable Conversion Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the applicable Conversion Price then in effect by a fraction:

        (1) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock
                                  ----
(rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the greater of the Per Share Market Value then in effect and the applicable Conversion Price then in effect, and

        (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

The provisions of this subsection (vi) shall not apply under any of the circumstances for which an adjustment is provided in subsections (i), (ii),
(iii), (iv) or (v) of this Section 5(e). No adjustment of the applicable Conversion Price shall be made under this subsection (e)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent (as such term is defined hereinafter) if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (vii) of this Section 5(e) or (y) no adjustment was required pursuant to subsection (vii) of this Section 5(e). No adjustment of the applicable Conversion Price shall be made under this subsection (vi) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more; provided that upon any adjustment of the applicable Conversion Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities (as defined below) or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the applicable Conversion Price.

        (vii)  Issuance of Common Stock Equivalents.  If the Company, at any
               ------------------------------------
time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Series C Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "Common Stock Equivalents") and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect or less than the Per Share Market Value then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price or less than the Per Share Market Value in effect at the time of such amendment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection
(vi) of this Section 5(e) on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection
(vii). If no adjustment is required under this subsection (vii) upon issuance of any Common Stock Equivalent or once an adjustment is made under this subsection
(vii) based upon the Per Share Market Value in effect on the date of such adjustment, no further adjustment shall be made under this subsection (vii) based solely upon a change in the Per Share Market Value after such date.

          (vii)  Consideration for Stock.  In case any shares of Common Stock or
                 -----------------------
any Common Stock Equivalents shall be issued or sold:

                 (1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                 (2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

         (ix)  Record Date.  In case the Company shall take record of the
               -----------
holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

         (x)   Certain Issues Excepted.  Anything herein to the contrary
               -----------------------
notwithstanding, the Company shall not be required to make any adjustment of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock upon the grant after the Issuance Date of, or the exercise after the Issuance Date of, options or warrants or rights to purchase stock under the Company's existing stock option plan.

    (f)  No Impairment.  The Company shall not, by amendment of its Certificate
         -------------
of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series C Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series C Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of the difference between the Conversion Price and the Closing Bid Price on the trading day preceding the date of the attempted conversion multiplied by the number of shares of Series C Preferred Stock sought to be converted, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

    (g)  Certificates as to Adjustments.  Upon occurrence of each adjustment or
         ------------------------------
readjustment of the Fixed Conversion Price or number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock pursuant to this
Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series C Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series C Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series C Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

        (h)  Issue Taxes.  The Company shall pay any and all issue and other
             -----------
taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant thereto; provided, however, that the
                                                     --------  -------
Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

        (i)  Notices.  All notices and other communications hereunder shall be
             -------
in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series C Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series C Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

        (j)  Fractional Shares.  No fractional shares of Common Stock shall be
             -----------------
issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

        (k)  Reservation of Common Stock.  The Company shall, so long as any
             ---------------------------
shares of Series C Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series C Preferred Stock then outstanding; provided
                                                                    --------
that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the shares of Series C Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series C Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each holder at the time of issuance of the Series C Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series C Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series C Preferred Stock shall be allocated to the remaining holders of Series C Preferred Stock, pro rata based on the number of shares of Series C Preferred Stock then held by such holder. The Company shall, from time to time in accordance with the Delaware General Corporation Law, as amended, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Section 5(k).

        (l)  Retirement of Series C Preferred Stock.  Conversion of Series C
             --------------------------------------
Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date or Mandatory Conversion Date. Upon conversion of only a portion of the number of shares of Series C Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

        (m)  Regulatory Compliance. If any shares of Common Stock to be reserved
             ---------------------
for the purpose of conversion of Series C Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

  6.    No Preemptive Rights.  Except as provided in Section 5 hereof and in the
        --------------------
Securities Purchase Agreement, no holder of the Series C Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

  7.    Conversion Restrictions.
        -----------------------

        (a) Notwithstanding any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Series C Preferred Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Series C Preferred Stock (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc. or any Alternative Exchange, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by applicable rules of The Nasdaq Stock Market, Inc. or any Alternative Exchange, for issuances of Common Stock in excess of such amount (the "Shareholder Approval") or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the shares of Series C Convertible Preferred Stock then outstanding; provided, however, that
                                              --------  -------
notwithstanding anything herein to the contrary, the Company, will issue such number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock at the then current Conversion Price up to the Exchange Cap. If the conversion of any shares of Series C Preferred Stock would result in the issuance of Common Stock which in the aggregate would equal or exceed the Exchange Cap, the Company shall within thirty (30) days of the such conversion request, (i) call a meeting of its stockholders in order to seek the Shareholder Approval as required by the applicable rules or regulations of Nasdaq or the Alternative Exchange, as applicable (the "Stockholders Meeting"), which Stockholders Meeting shall take place within sixty (60) days of the conversion request and (ii) file a proxy statement with the Securities and Exchange Commission. Until such approval or written opinion is obtained, no holder of Series C Convertible Preferred Stock pursuant to the Securities Purchase Agreement shall be issued, upon conversion of shares of Series C Preferred Stock, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of shares of Series C Preferred Stock issued to such holder pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the shares of Series C Preferred Stock issued to the holders pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any holder of Series C Preferred Stock shall convert all of such holder's shares of Series C Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Series C Preferred Stock on a pro rata basis in proportion to the number of shares of Series C Preferred Stock then held by each such holder. If the Company obtains the Shareholder Approval, the Company shall be obligated to issue upon conversion of the Series C Preferred Stock, in the aggregate, shares of Common Stock in excess of the Exchange Cap. If the Company fails to obtain the Shareholder Approval or call the Stockholder Meeting within the time period set forth herein, any holder of Series C Preferred Stock may exercise its rights pursuant to Section 9(a) hereof. Nothing in this Section 7(a) shall limit a holder's right to request conversion of its shares of Series C Preferred Stock or such holder's rights under Section 9 hereof.

        (b) Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series C Preferred Stock convert shares of the Series C Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common

Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder owning more than 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of Series
                                --------  -------
C Preferred Stock providing the Company with seventy-five (75) days notice (pursuant to Section 5(i) hereof) (the "Waiver Notice") that such holder would like to waive Section 7(b) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series C Preferred Stock, this Section 7(b) shall be of no force or effect with regard to those shares of Series C Preferred Stock referenced in the Waiver Notice.

            8.  Redemption.
                ----------

                (a)  Redemption Option Upon Major Transaction. In addition to
                     ----------------------------------------
all other rights of the holders of Series C Preferred Stock contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), each holder of Series C Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series C Preferred Stock at a price per share of Series C Preferred Stock equal to the greater of (i) 125% of the Liquidation Preference Amount and
(ii) the product of (A) the Conversion Rate and (B) the Closing Bid Price of the Common Stock on the trading date immediately preceding such Major Transaction ("Major Transaction Redemption Price").

                (b)  Redemption Option Upon Triggering Event. In addition to all
                     ---------------------------------------
other rights of the holders of Series C Preferred Stock contained herein, after a Triggering Event (as defined below), each holder of Series C Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series C Preferred Stock at a price per share of Series C Preferred Stock equal to the greater of (i) 125% of the Liquidation Preference Amount and (ii) the product of (A) the Conversion Rate at such time and (B) the Closing Bid Price of the Common Stock calculated as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open ("Triggering Event Redemption Price" and, collectively with "Major Transaction Redemption Price," the "Redemption Price").

                (c)  "Major Transaction".  A "Major Transaction" shall be deemed
                      -----------------
to have occurred at such time as any of the following events:

                     (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

                     (ii) the sale or transfer of all or substantially all of the Company's assets; or

        (iii) consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of Common Stock.

  (d)   "Triggering Event". A "Triggering Event" shall be deemed to have
         ----------------
occurred at such time as any of the following events:

        (i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the date which is 90 days after the Filing Date (as defined in the Registration Rights Agreement);

        (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Series C Preferred Stock for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive trading days, provided that the cause of such
                                             --------
lapse or unavailability is not due to factors solely within the control of such holder of Series C Preferred Stock;

        (iii) the suspension from listing or the failure of the Common Stock to be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, OTC Bulletin Board, the New York Stock Exchange, Inc. or The American Stock Exchange, Inc., as applicable, for a period of five (5) consecutive days;

        (iv) the Company's notice to any holder of Series C Preferred Stock, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9) or its intention not to comply with proper requests for conversion of any Series C Preferred Stock into shares of Common Stock;

        (v) the Company's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten
(10) business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates;

        (vi) the Company's failure for any reason to pay in full the amount of cash due pursuant to a "buy-in" within five (5) business days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of a default within five (5) business days of the date due; or

        (vii) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby.

        (e)  Mechanics of Redemption at Option of Buyer Upon Major Transaction.
             -----------------------------------------------------------------
No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series C Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of Series C Preferred Stock then outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder's Series C Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of shares of Series C Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 8(a) above.

        (f)  Mechanics of Redemption at Option of Buyer Upon Triggering Event.
             ----------------------------------------------------------------
Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Series C Preferred Stock. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series C Preferred Stock then outstanding may require the Company to redeem all of the Series C Preferred Stock by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Series C Preferred Stock that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 8(b) above.

        (g)  Payment of Redemption Price. Upon the Company's receipt of a
             ---------------------------
Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Series C Preferred Stock, the Company shall immediately notify each holder of Series C Preferred Stock by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Triggering Event Redemption Price, in the case of a redemption pursuant to Section 8(f), to such holder within five (5) business days after the Company's receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event and, in the case of a redemption pursuant to Section 8(e), the Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Series C Preferred Stock to be redeemed, the Company shall redeem an amount from each holder of Series C Preferred Stock being redeemed equal to such holder's pro-rata amount (based on the number of shares of Series C Preferred

Stock held by such holder relative to the number of shares of Series C Preferred Stock outstanding) of all Series C Preferred Stock being redeemed. If the Company shall fail to redeem all of the Series C Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series C Preferred Stock may have under this Certificate of Designation and the Securities Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Series C Preferred Stock shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of shares of Series C Preferred Stock submitted for redemption, such holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the shares of Series C Preferred Stock that were submitted for redemption by such holder(s) under this Section 8 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those shares of Series C Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Series C Preferred Stock submitted to the Company by each holder for redemption under this Section 8(g) and for which the applicable Redemption Price has not been paid and (iii) the Fixed Conversion Price of such returned shares of Series C Preferred Stock shall be adjusted to the lesser of
(A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to
Section 5(b)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Price." A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 8 shall have priority to payments to other stockholders in connection with a Major Transaction.

    (h)  Company's Redemption Option.  The Company may redeem all or a portion
         ---------------------------
of the Series C Preferred Stock outstanding upon five (5) days prior written notice (the "Company's Redemption Notice") at a price per share of Series C Preferred Stock equal to:

         (i) if redeemed within sixty (60) days from the Tranche I Closing Date, at 110% of the Liquidation Preference Amount plus any accrued but unpaid dividends;

      (ii) if redeemed between and including the sixty-first (61st) day and the one hundred twentieth (120th) day after the Tranche I Closing Date, at 114% of the Liquidation Preference Amount plus any accrued but unpaid dividends;

      (iii) if redeemed between and including the one hundred twenty-first (121st) day and the one hundred eightieth (180th) day from the Tranche I Closing Date, at 118% of the Liquidation Preference Amount plus any accrued but unpaid dividends; and

      (iv) if redeemed on or after the one hundred eighty-first (181st) day from the Tranche I Closing Date, at 122% of the Liquidation Preference Amount plus any accrued but unpaid dividends (the "Company's Redemption Price");

provided, that if a holder has delivered a Conversion Notice to the Company or
--------
delivers a Conversion Notice after receipt of the Company's Redemption Notice, the shares of Series C Preferred Stock designated to be converted may not be redeemed by the Company; provided further that if during the period between
                         -------- -------
delivery of the Company's Redemption Notice and the Company's Redemption Date (as defined below), a holder shall become entitled to deliver a Notice of Redemption at Option of Buyer Upon Major Transaction or Notice of Redemption at Option of Buyer upon Triggering Event, then the such rights of the holders shall take precedence over the previously delivered Company Redemption Notice. The Company's Redemption Notice shall state the date of redemption which date shall be the sixth (6th) day after the Company has delivered the Company's Redemption Notice (the "Company's Redemption Date"), the Company's Redemption Price and the number of shares to be redeemed by the Company. The Company shall not send a Company's Redemption Notice unless it has good and clear funds for a minimum of the amount it intends to redeem in a bank account controlled by the Company; provided that if the redemption is expected to be made contemporaneous with the closing of a public offering of the Company, then the Company may not have good and clear funds in the bank account at the time of the Company's Redemption Notice and may not send any such Company's Redemption Notice earlier than the day immediately prior to the date the public offering is priced. The Company shall deliver the Company's Redemption Price to the Escrow Agent (as defined in the Securities Purchase Agreement) within five (5) business days after the Company has delivered the Company's Redemption Notice, provided, that if the
                                                       --------
holder(s) delivers a Conversion Notice before the Company's Redemption Date, then the portion of the Company's Redemption Price which would be paid to redeem the shares of Series C Preferred Stock covered by such Conversion Notice shall be returned to the Company upon delivery of the Common Stock issuable in connection with such Conversion Notice to the holder(s). On the Company's Redemption Date, the Escrow Agent shall pay the Company's Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis, provided, however, that upon receipt by the
                               --------
Escrow Agent of the Preferred Stock Certificates to be redeemed pursuant to this
Section 8(h), the Escrow Agent shall, on the next business day following the date of receipt by the Escrow Agent of such Preferred Stock Certificates, pay the Company's Redemption Price to the holder(s) on a pro rata basis. If the Company fails to pay the Company's Redemption Price by the sixth (6th) business day after the Company has delivered the Company's Redemption Notice (or in the case of a public offering, the closing of the public offering), the redemption will be declared null and void and the

Company shall lose its right to serve a Company's Redemption Notice pursuant to this Section 8(h) in the future.

        9.  Inability to Fully Convert.
            --------------------------

            (a)  Holder's Option if Company Cannot Fully Convert.  If, upon the
                 -----------------------------------------------
Company's receipt of a Conversion Notice or on the Mandatory Conversion Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) failed to call the Stockholders Meeting within the time period set forth in Section 7(a) hereof, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities from issuing all of the Common Stock which is to be issued to a holder of Series C Preferred Stock pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series C Preferred Stock, the holder, solely at such holder's option, can elect to:

            (i) require the Company to redeem from such holder those Series C Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per share equal to the Triggering Event Redemption Price as of such Conversion Date (the "Mandatory Redemption Price");

            (ii) if the Company's inability to fully convert Series C Preferred Stock is pursuant to Section 9(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above;

            (iii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series C Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

            (b)  Mechanics of Fulfilling Holder's Election. The Company shall
                 -----------------------------------------
immediately send via facsimile to a holder of Series C Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 9(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate
(i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series C Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

       (c)  Payment of Redemption Price.  If such holder shall elect to have its
            ---------------------------
shares redeemed pursuant to Section 9(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 2(g). If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this
Section 9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series C Preferred Stock may have under this Certificate of Designation and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series C Preferred Stock for which the full Mandatory Redemption Price has not been paid, (ii) receive back such Series C Preferred Stock, and (iii) require that the Fixed Conversion Price of such returned Series C Preferred Stock be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the holder voided the Mandatory Redemption and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such 30 days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 5(b)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Price ".

       (d)  Pro Rata Conversion and Redemption.  In the event the Company
            ----------------------------------
receives a Conversion Notice from more than one (1) holder of Series C Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series C Preferred Stock pursuant to this Section 9, the Company shall convert and redeem from each holder of Series C Preferred Stock electing to have Series C Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series C Preferred Stock held by such holder relative to the number shares of Series C Preferred Stock outstanding) of all shares of Series C Preferred Stock being converted and redeemed at such time.

 10.   Vote to Change the Terms of or Issue Preferred Stock. The affirmative
       ----------------------------------------------------
vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than three-fourths (3/4) of the then outstanding shares of Series C Preferred Stock, shall be required (a) for any change to this Certificate of Designation or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series C Preferred Stock or (b) for the issuance of shares of Series C Preferred Stock other than pursuant to the Securities Purchase Agreement.

         11.  Lost or Stolen Certificates.  Upon receipt by the Company of
              ---------------------------
evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such shares of Series C Preferred Stock into Common Stock.

         12.  Remedies, Characterizations, Other Obligations, Breaches and
              ------------------------------------------------------------
Injunctive Relief. The remedies provided in this Certificate of Designation
-----------------
shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the holders of the Series C Preferred Stock shall be entitled, in addition to all other available rights and remedies, to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

         13.  Specific Shall Not Limit General; Construction. No specific
              ----------------------------------------------
provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series C Preferred Stock and shall not be construed against any person as the drafter hereof.

         14.  Failure or Indulgence Not Waiver. No failure or delay on the part
              --------------------------------
of a holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 28th day of July, 2000.


                                 VIRTUAL COMMUNITIES, INC.



                                 By:  /s/ Avi Moskowitz
                                      -------------------------
                                      Name:  Avi Moskowitz
                                      Title:  President and CEO

                                                                       EXHIBIT I

                           VIRTUAL COMMUNITIES, INC.
                               CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series C Preferred Stock (the "Certificate of Designation") of Virtual Communities, Inc., a Delaware corporation (the "Company"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company indicated below into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:                     ___________________________________

Number of Preferred Shares to be converted:______

Stock certificate no(s). of Preferred Shares to be converted:______

The Common Stock have been sold pursuant to the Registration Statement (as defined in the Registration Rights Agreement): YES ____ NO____

Please confirm the following information:

Conversion Price:                       ___________________________________

Number of shares of Common Stock
to be issued:                           ___________________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:                               ___________________________________

                                        ___________________________________

Facsimile Number:                       ___________________________________

Authorization:                          ___________________________________

                                        By:________________________________

                                        Title:_____________________________

Dated:


                                PRICES ATTACHED